UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant

to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIOMX INC.

850 New Burton Road, Suite 201

Dover, Delaware 19904

NYSE American: PHGE

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED JULY 17, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on _____________, 2026

To the Stockholders of BiomX Inc.:

A Special Meeting of Stockholders (the “Special Meeting”) of BiomX Inc., a Delaware corporation (the “Company,” “we,” or “us”), will be held on ______________, 2026, at 9:00 am Eastern Time, by virtual means at _______, for the following purposes:

1.	The Issuance Proposal. To approve, for purposes of Sections 712 and 713 of the NYSE American Company Guide, the issuance of shares of the Company’s common stock (and any securities convertible into or exercisable for common stock) to Mandragola Ltd. in connection with the Company’s acquisition from Maandragola Ltd. of controlling equity interests in Dr. Frucht Systems Ltd. The Issuance Proposal also covers shares issued or issuable in connection with the Line of Credit and, at the Company’s election, in satisfaction of the Revenue Bonus, each as described in the accompanying proxy statement.

2.

The Reverse Split Proposal. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s issued and outstanding common stock, on one or more occasions, at an aggregate ratio of not less than one-for-five (1-for-5) and not more than one-for-ten (1-for-250), with the exact ratio and timing of each reverse stock split to be determined by the Board of Directors in its discretion at any time and from time to time prior to the first anniversary of the Special Meeting, provided that if the Board elects to implement any reverse stock split, at whatever ratio, the number of authorized shares of the Company’s common stock will be reduced from 750,000,000 to 150,000,000.

3.	The Auditor Proposal. To ratify the appointment of Barzily & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

4.	The Adjournment Proposal. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1 and Proposal No. 2 and

5.	To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof

The Special Meeting may also transact any other business that properly comes before it or any adjournment or postponement of it.

The Board of Directors has fixed the close of business on [_________], 2026, as the record date (the “Record Date”) for the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

Your vote is important. Whether or not you plan to attend, please submit your proxy promptly so your shares are represented.

By Order of the Board of Directors,

Michael Oster

Chief Executive Officer

Dover, Delaware

_________, 2026

i

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BiomX Inc. for use at the Special Meeting. This proxy statement and the accompanying proxy card are first being made available to stockholders on or about ______________, 2026.

Questions and Answers About the Special Meeting

Q: What am I voting on?

A: Four proposals: (1) the issuance of securities to Mandragola Ltd. in connection with the Dr. Frucht Systems acquisition; (2) one or more reverse stock splits, on one or more occasions, at an aggregate ratio between 1-for-5 and 1-for-250, at the discretion of and to be set by the Board; (3) ratification of Barzily & Co, CPAs. as our independent registered public accounting firm; and (4) adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 or Proposal 2. Proposal (1) also covers the Line of Credit described in Proposal 1.

Q: Who can vote?

A: Holders of record of our common stock at the close of business on the Record Date. As of the Record Date, [______________] shares of common stock were outstanding, each entitled to one vote.

Q: What are the Board’s voting recommendations?

The Board recommends that you vote “FOR” each of the proposals.

Q: What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Q: How can I attend the Special Meeting?

We will be hosting the Special Meeting virtually live via audio webcast. Any stockholder may attend the Special Meeting. To attend the meeting, please go to www.__________________ and enter the 16-digit control number found on your proxy card.

Q: How do I vote?

If you are a stockholder of record, you may:

1.	Vote by Internet. The website address for Internet voting is on the voting instruction form or proxy card.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

3.	Vote at the Special Meeting. Register, attend virtually and vote at the Special Meeting.

If you vote by phone or internet, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares.

Q: What is a quorum?

A: To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the issued and outstanding capital stock of the Company, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum. As of the Record Date, there are a total of _________votes that may be voted on each matter that may come before the Special Meeting. The quorum is therefore _______ votes.

Q: What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit continued solicitation of proxies. If the Adjournment Proposal (Proposal Four) is approved, the persons named as proxies will be authorized to vote in favor of adjourning the Special Meeting one or more times, whether or not a quorum is then present, to permit the continued solicitation of proxies.

Q: How many votes are needed for each proposal to pass?

Proposal	Vote Required
Issuance Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting
Reverse Split Proposal	Majority of the votes cast on the matter at the Special Meeting
Auditor Proposal	More votes cast “FOR” the matter than “AGAINST” the matter at the Special Meeting, whether or not a quorum exists
Adjournment Proposal	More votes cast “FOR” the matter than “AGAINST” the matter at the Special Meeting, whether or not a quorum exists

Q: Is broker discretionary voting allowed and what is the effect of broker non-votes?

Proposal	Broker Discretionary Vote Allowed	Effect of Broker Non-Votes on the Proposal
Issuance Proposal	No	None
Reverse Split Proposal	Yes	None
Auditor Proposal	Yes	None
Adjournment Proposal	No	None

Q: What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under the General Corporation Law of the State of the Delaware (the “DGCL”), abstentions are counted as shares present and entitled to vote at the Special Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have the same legal effect as a vote “AGAINST” Proposal One, which requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter, and will not have any effect with respect to Proposal Two, Three or Proposal Four, each of which requires that the votes cast “FOR” the matter exceed the votes cast “AGAINST” the matter.

Q: Will Mandragola vote on the Issuance Proposal?

A: Shares of common stock held by Mandragola Ltd. are counted for purposes of determining whether a quorum is present at the Special Meeting. However, consistent with the requirements of the NYSE American, shares of common stock issued to Mandragola Ltd. in connection with the DFSL Acquisition or the Line of Credit are not entitled to vote on the Issuance Proposal, and any votes cast by such shares will not be counted in determining whether the Issuance Proposal is approved. Mandragola Ltd. may vote all of their shares on each of the other proposals, including the Reverse Split Proposal, the Auditor Proposal and the Adjournment Proposal.

Q: How do I vote and can I change my vote?

A: You may vote by proxy as described on the proxy card, or in person at the Special Meeting. You may revoke a proxy at any time before it is voted by delivering a later-dated proxy, by written notice to the Secretary, or by voting in person.

Q: Could other matters be decided at the Special Meeting?

We do not know of any matters that will be presented for action by the stockholders at the Special Meeting.

Q: Where can I find the voting results of the Special Meeting?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting.

Q: Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with respect to any of the proposals brought before the Special Meeting.

PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF SECURITIES TO
MANDRAGOLA LTD.

Background

On April 13, 2026, the Company acquired a 60% interest in Dr. Frucht Systems Ltd. (“DFSL”) from Mandragola Ltd. (“Mandragola”). The acquisition is referred to as the DFSL Acquisition. The details of the DFSL Acquisition were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2026 (the “DFSL Acquisition 8-K”).

As part of the consideration for that acquisition, the Company agreed to and issued to Mandragola the following equity consideration:

(i)	the issuance of an unsecured convertible promissory note in the principal amount of Three Million Dollars ($3,000,000) (the “Note”), convertible solely at the option of the Company into shares of the Company’s common stock, par value $0.0001 per share, at a per share conversion rate of $12.00, in the form attached as Exhibit 4.1 to the DFSL Acquisition 8-K;

(ii)	the issuance of 923,000 restricted shares of the Common Stock;

(iii)	the issuance of pre-funded warrants exercisable for 923,000 shares of Common Stock at a per share exercise price of $0.001, in the form attached as Exhibit 4.2 to the DFSL Acquisition 8-K (the “Pre-Funded Warrants”); and

(iv)	the issuance of a five-year warrant exercisable for 3,692,000 shares of Common Stock at a per share exercise price of $12.00, in the form attached as Exhibit 4.3 to the DFSL Acquisition 8-K (the “Five Year Warrant”).

The audited financial statements of DFSL are attached as Annex A to this proxy statement. These consist of DFSL’s audited financial statements for the years ended December 31, 2025 and 2024, together with unaudited interim financial statements.

In addition to the 923,000 shares of Common Stock and the portion of the Pre-Funded Warrant exercisable for 644,956 shares issued to Mandragola at closing, which together represented 19.99% of the Company’s outstanding Common Stock immediately prior to the acquisition, the Company agreed to issue to Mandragola, subject to stockholder approval: (i) the remaining portion of the Pre-Funded Warrant, exercisable for 278,044 shares of Common Stock; (ii) the Five Year Warrant, exercisable for 3,692,000 shares of Common Stock; (iii) shares of Common Stock issuable upon conversion of the Note.

Terms of the Securities

The securities for which the Company is seeking stockholder approval consist of: (i) 278,044 shares of Common Stock issuable upon exercise of the remaining portion of the Pre-Funded Warrant, at an exercise price of $0.001 per share; (ii) the Five Year Warrant, and the shares of CommonStock issuable upon exercise thereof at an exercise price of $12.00 per share; (iii) up to325,000 shares of Common Stock issuable upon conversion of the Note (including in respect of accrued interest), at a conversion price of $12.00 per share; (iv) shares of Common Stock issuable upon exercise of the Line of Credit Warrant; (v) shares of Common Stock issued or issuable from time to time upon conversion of Credit Line Notes issued under the Line of Credit, up to the maximum amount available thereunder (the number of shares issuable upon conversion of Credit Line Notes is not fixed; it depends on the closing price of the Common Stock on the trading day immediately preceding the applicable notice of conversion.

Separately, Mandragola agreed to provide DFSL a line of credit. In May 2026, the Company and Mandragola entered into a Line of Credit Agreement establishing a revolving line of credit of up to $2,000,000 (the "Credit Line") available to the Company or any operating subsidiary. Each advance is evidenced by a convertible promissory note bearing simple annual interest at 12% and convertible into shares of the Company's Common Stock at the closing price of the Common Stock on the trading day immediately preceding delivery of the notice of conversion. The maturity date of each Credit Line Note is May 13, 2029. The parties agreed that prior advances made by Mandragola in respect of the DFSL Acquisition are deemed to be advances within the Credit Limit. As additional consideration for making the Credit Line available, the Company also issued to Mandragola a five-year warrant to purchase up to 2,000,000 shares of Common Stock at an exercise price of $12.00 per share, which warrant includes a cashless exercise feature (the “Line of Credit Warrant”). The issuance of shares of Common Stock upon exercise of the warrant is subject to obtaining stockholder approval as required by the applicable rules and regulations of the NYSE American LLC. The Company intends to use commercially reasonable efforts to obtain such stockholder approval as promptly as practicable. The Audit Committee approved the Credit Line as a related party transaction on the basis that Mandragola being then a holder of more than 5% of the Company’s outstanding Common Stock following the closing of the DFSL Acquisition.

The Five Year Warrant and Line of Credit Warrant (together the “Mandragola Warrants”) are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five (5) years from the date of issuance. Each warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $12.00 per share, subject to customary adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The holder of the Mandragola Warrants may exchange such warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of warrant shares with respect to which the warrant is then being exercised by the Black Scholes Value (as defined in each warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The Mandragola Warrants are subject to a blocker provision (the “Warrant Blocker”), which restricts the exercise of the Mandragola Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own in excess of 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise) (the “Warrant Maximum Percentage”).

In the event of (i) a merger, sale of all or substantially all of the assets of the Company or other business combination or transaction in which a person acquires more than 50% of the outstanding shares of the Company’s voting stock or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company, the Mandragola Warrants will be entitled to receive upon exercise of a written instrument substantially similar in form and substance to such warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Common Stock acquirable and receivable upon exercise of such warrant (without regard to any limitations on the exercise of such warrant) prior to such transaction, and with an exercise price which applies the exercise price under such warrant to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such warrant immediately prior to the consummation of such transaction). Notwithstanding the foregoing, at the election of the holder of Mandragola Warrants upon exercise of such warrant following such a transaction, Mandragola or any assignee thereof may receive, in lieu of the Common Stock issuable upon the exercise of such warrant prior to such transaction, such shares of common stock (or its equivalent) of the Successor Entity (as defined in the warrant), or other securities, cash, assets or other property, which such holder would have been entitled to receive upon the happening of the applicable transaction had such Warrant been exercised immediately prior to the applicable transaction; provided, however, that such amount of reserved shares of Common Stock shall be limited by the Maximum Warrant Percentage. Additionally, as more fully described in the Mandragola Warrants, the holder of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value – FT (as defined in the Warrant) of such Warrant in connection with such a transaction.

If the Company fails to timely deliver the shares of common stock issuable upon exercise of the Mandragola Warrants, the Company will be subject to liquidated damages, payable at the Company’s discretion in cash or shares of Common Stock or buy-in. If the Company elects to pay in shares of Common Stock, the number of shares due will be based on a formula in the Mandragola Warrants.

Revenue Bonus

In addition, under the SPA, in the event DFSL records annual revenues of $25,000,000 or more in any fiscal year beginning with fiscal year 2027, Mandragola is entitled to a bonus payment equal to 5% of such recorded annual revenues, payable at the Company’s election in restricted shares of Common Stock (valued at the volume-weighted average price for the ten (10) trading days immediately preceding the date of payment) or cash (the “Revenue Bonus”). Any shares of Common Stock issued in satisfaction of the Revenue Bonus would be issued to Mandragola and, in light of the Exchange’s position that the DFSL Acquisition and the Line of Credit are aggregated as related transactions, the Company is seeking stockholder approval for any such issuance as part of the Issuance Proposal in order to avoid the need for a separate stockholder meeting if the Revenue Bonus becomes payable and the Company elects to pay it in shares. Assuming that DFSL records annual revenues of $25 million in fiscal year 2027 and the Company determines to issue to Mandragola the entire amount of the Revenues Bonus in restricted Shares, the aggregate amount of shares of Common Stock that can be issued pursuant to the Revenue Bonus assuming a volume-weighted average price for the ten (10) trading days immediately preceding the date of payment of $0.20 is _________, subject to adjustment.

Why Stockholder Approval Is Required

Our common stock is listed on the NYSE American. As described above, the Exchange has advised the Company that the DFSL Acquisition and the Line of Credit are aggregated for purposes of Section 712 of the NYSE American Company Guide, which requires stockholder approval for issuances of common stock (or securities convertible into or exercisable for common stock) in connection with an acquisition equal to 20% or more of the shares outstanding before the issuance. In addition, Section 713 of the NYSE American Company Guide requires stockholder approval before the issuance of common stock (or securities convertible into common stock) in connection with a transaction, other than a public offering for cash, when the issuance equals or exceeds 20% of the common stock or voting power outstanding before the issuance, or when the issuance results in a change of control. Stockholder approval may also be required because the issuance is to a substantial security holder. Because the issuance to Mandragola equals or exceeds 20% of our outstanding common stock, we are seeking stockholder approval.

Effect on Existing Stockholders; Dilution

If approved and issued, the securities will dilute the ownership and voting interests of existing stockholders.

Based on ______ shares outstanding as of the Record Date, by way of illustration, the issuance of ________ shares under the Pre-Funded Warrant and (i) the conversion of the entire $2,000,000 available under the Line of Credit and accrued interest were converted at an assumed conversion price of $0.20 per share, and (ii) the Five Year Warrant and the Line of Credit Warrant were exercised on a cashless basis, based on an assumed market price at the time of $0.20 per share, there would be issued _______________ shares of Common Stock, representing approximately ____% of our outstanding common stock after the issuance. The issuance will not affect the rights of existing holders other than through dilution.

Pro Forma Financial Information

Unaudited pro forma condensed combined financial information giving effect to the DFSL Acquisition is attached as Annex C to this proxy statement.

Management’s Discussion and Analysis of DFSL’s Financial Condition and Results of Operations

DFSL is a private Israeli company that develops LADAR-based detection systems for security, defense, and critical infrastructure applications. For the year ended December 31, 2025, DFSL had revenues of $292 thousand, compared to $90 thousand for the year ended December 31, 2024, an increase due in part to a $140 thousand payment for the sale of an exclusive distribution right for DFSL’s Metro Software in December 2025. DFSL had a net loss of $119 thousand for 2025 and $156 thousand for 2024. For the year ended December 31, 2025, one customer accounted for 100% of DFSL’s revenues; the same customer accounted for approximately 55% of DFSL’s revenues in 2024.

As of December 31, 2025, DFSL had total assets of $145 thousand and a stockholders’ deficit of $859 thousand. DFSL’s independent auditor’s report on DFSL’s financial statements for the years ended December 31, 2025 and 2024 includes an explanatory paragraph expressing substantial doubt about DFSL’s ability to continue as a going concern. DFSL has historically relied on loans from its stockholder and, since April 2026, on advances under the Line of Credit, to fund its operations.

DFSL’s future capital requirements will depend on the pace of its commercial deployments and its ability to convert its pipeline into revenue-generating contracts. DFSL expects to continue to rely on advances under the Line of Credit and support from the Company to fund its operations for the foreseeable future.

Past Contacts, Transactions or Negotiations

On March 31, 2026, the Company and Mandragola entered into an option and undertaking agreement granting the Company an exclusive, irrevocable option to acquire Mandragola’s shareholdings in DFSL, conditioned on Mandragola’s own acquisition of those shares. The details of these past contacts are included in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2026 and in the DFSL Acquisition 8-K.

Interests of Certain Persons

Except as described in this Proposal 1, no director or executive officer of the Company has a substantial interest, direct or indirect, in the Issuance Proposal, other than in his or her capacity as a director or officer of the Company.

Consequences if the Issuance Proposal Is Not Approved

If stockholders do not approve the Issuance Proposal, the Company will not be able to issue the securities to Mandragola and may be required to renegotiate the acquisition terms, which could have material adverse consequences for the Company. In addition, until the requisite stockholder approval is obtained, the Company will remain unable to issue the securities described above, and the Company’s ability to resolve the matters raised by the Exchange under Section 712 of the NYSE American Company Guide may be adversely affected, which could result in further compliance action by the Exchange.

Required Vote. Approval of the Issuance Proposal requires the affirmative vote of a majority of the votes cast. Shares held by Mandragola will be excluded from being counted towards the proposal but wll be counted towards the quorum.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2 — APPROVAL OF A REVERSE STOCK SPLIT

Our Board has approved, and recommends that stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of our issued and outstanding common stock, on one or more occasions, at an aggregate ratio of not less than 1-for-5 and not more than 1-for-250. If approved, the Board will have the discretion to select the exact ratio or ratios within that range, to determine the timing of each reverse stock split, and to effect reverse stock splits on more than one occasion prior to the first anniversary of the Special Meeting.

The form of certificate of amendment is attached as Annex B.

Even if stockholders approve the Reverse Split Proposal, we reserve the right not to effect the Reverse Stock Split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of the Company and its stockholders. If this Reverse Split Proposal is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect the Reverse Stock Split within the ratios and during the period set forth above.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, NYSE American listing requirements, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Purpose

The Board approved the proposal approving the Reverse Split Amendment for the following reasons:

●	the Board believes that the Reverse Stock Split is the best option available to the Company to increase its stock price should it be required for continued listing on the NYSE American;

●	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees; and

●	if the Reverse Stock Split successfully increases the per share price of the Common Stock, the Board believes this increase may increase trading volume in the Common Stock and facilitate future financings by the Company.

Principal Effects

If effected, a number of issued and outstanding shares of common stock equal to the final ratio selected by the Board will be combined into one share of common stock. The reverse stock split will affect all holders uniformly and will not change any holder’s proportionate interest, except for adjustments resulting from the treatment of fractional shares. Proportionate adjustments will be made to outstanding options, warrants, convertible securities, and equity plans.

This would be the Company’s second reverse stock split within the past year. At the Company’s 2025 Annual Meeting held on October 16, 2025, stockholders approved a reverse stock split at a ratio of between 1-for-5 and 1-for-10, and the Board of Directors set the ratio at 1-for-19, effective November 25, 2025. Notwithstanding the 2025 Reverse Stock Split, the market price of the Common Stock has since declined.

Reduction in Authorized Shares

If the Board implements the Reverse Stock Split, the number of authorized shares of our common stock will be reduced from 750,000,000 to 150,000,000, as set forth in the form of certificate of amendment attached as Annex B. The reduction in the number of authorized shares is intended, among other things, to reduce the annual Delaware franchise taxes payable by the Company, which are calculated by reference to the number of authorized shares and are currently assessed at the statutory maximum. The number of authorized shares of our preferred stock will not change. Because the Reverse Stock Split will reduce the number of outstanding shares by a proportion substantially greater than the proportionate reduction in the number of authorized shares, the number of authorized but unissued shares available for future issuance will increase significantly relative to the number of outstanding shares following the Reverse Stock Split.

Fractional Shares

No fractional shares will be issued. Holders who would otherwise be entitled to a fractional share will receive one whole share in lieu of the fractional share, consistent with the treatment of fractional shares in the Company’s prior reverse stock splits.

Certain Risks

There can be no assurance that the reverse stock split will increase the market price of our common stock in proportion to the reduction in the number of shares, or that any increase will be maintained. The reverse stock split may also reduce the liquidity of our common stock and increase the number of stockholders holding odd lots. If the market price does not remain above the applicable minimum, our common stock could remain subject to delisting.

The Company’s 2025 Reverse Stock Split did not result in a sustained increase in the market price of the Common Stock proportionate to the ratio of that split, and there can be no assurance that this Reverse Stock Split will do so.

In addition, under amendments to the NYSE American Company Guide that became effective in 2025, the Exchange will commence immediate suspension and delisting procedures if a listed company effects a reverse stock split and the cumulative ratio of reverse stock splits effected by the company over the prior two-year period is 200-to-1 or greater, or if a reverse stock split causes the company’s security to fall below any other continued listing requirement of Section 1003 of the NYSE American Company Guide, including the minimum public distribution requirements, in each case without the benefit of any compliance plan or cure period. The Company effected a 1-for-10 reverse stock split effective August 26, 2024 and a 1-for-19 reverse stock split effective November 25, 2025. Accordingly, until November 25, 2027, the cumulative ratio of any additional reverse stock splits, together with the November 2025 reverse stock split, must remain below 200-to-1, which limits any additional reverse stock splits during that period to an aggregate ratio of no more than approximately 1-for-10. In addition, NYSE American has proposed to amend Section 1003(f)(v) of the Company Guide to provide that a security closing below $0.25 per share on any trading day would be subject to immediate suspension and delisting without eligibility for a compliance plan, with a proposed effective date of October 1, 2026. That proposal remains pending before the SEC and may be approved, modified or withdrawn. The closing price of our Common Stock has recently been below $0.25 per share, and the Board believes it is important to have the authority to effect a reverse stock split in advance of the potential effectiveness of that rule. The Board also retains the authority to abandon any reverse stock split without further action by stockholders. If approved, the Board will have the discretion to determine the timing of the initial reverse stock split, or to abandon it, at any time before it becomes effective, without further stockholder action.

The ratios at which the Board could implement the Reverse Stock Split without exceeding the 200-to-1 cumulative threshold will depend on the timing of implementation, and ratios above the lower end of the range authorized by this proposal may not be available to the Company while the Common Stock remains listed on the NYSE American.

No Appraisal Rights; Anti-Takeover Considerations

Stockholders do not have appraisal or dissenters’ rights under Delaware law in connection with the Reverse Stock Split or the reduction in authorized shares. Although the number of authorized shares of common stock will be reduced to 150,000,000, the Reverse Stock Split will reduce the number of outstanding shares by a substantially greater proportion, and the resulting relative increase in authorized but unissued shares could, under certain circumstances, be construed as having an anti-takeover effect. The Board has no present intention of using the additional available shares for anti-takeover purposes, and neither the Reverse Stock Split nor the reduction in authorized shares is being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of the Company.

Pro Forma Capitalization of Common Stock

The table below sets forth (i) the number of shares of our Common Stock that would be issued and outstanding, (ii) the number of shares of our Common Stock that would be reserved for issuance pursuant to outstanding warrants, options and convertible securities (excluding interest), and (iii) the weighted-average exercise price of outstanding options and warrants, each based on securities outstanding as of [____], 2026 giving effect to a hypothetical reverse stock split of one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine and one-for-ten. Under the initial listing standards of the NYSE American Company Guide, a company is generally required to have at least 500,000 publicly held shares, and the continued listing standards of Section 1003(b) of the NYSE American Company Guide impose minimum public distribution requirements. [Confirm the applicable citation and threshold with NYSE American counsel.] If the Board decides to implement the Reverse Stock Split, the number of authorized shares of common stock will be reduced to [●], as described above. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Before Reverse Stock Split		1-for-5		1-for-10		1-for-20		1-for-50		1-for-200		1-for-25
Number of Shares of Common Stock Issued and Outstanding
Number of Shares of Common Stock Reserved for Issuance
Weighted Average Exercise Price of Options and Warrants	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]

The share figures in the table above will be completed in the definitive proxy statement based on the number of shares of Common Stock issued and outstanding as of the Record Date. Because the Company issues shares from time to time under its at-the-market offering program, the number of outstanding shares changes from day to day, and the figures will be fixed as of the Record Date.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, banks, insurance companies and other financial institutions, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, U.S. Holders who actually or constructively own 5% or more of our stock, U.S. expatriates and former citizens or long-term residents of the United States, and persons for whom Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effected before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

The Reverse Stock Split is intended to constitute as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming that such treatment is correct, the Reverse Stock Split generally will not result in the recognition of gain or loss for U.S. federal income tax purposes, except potentially with respect to any additional fractions of a share of our Common Stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our Common Stock in lieu of a fractional share, the adjusted basis of the new Common Stock will be the same as the adjusted basis of the Common Stock exchanged. The holding period of the new, post-Reverse Stock Split Common Stock resulting from implementation of the Reverse Stock Split will include the U.S. Holder’s respective holding periods for the pre-Reverse Stock Split Common Stock. U.S. Holders who acquired our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such Common Stock.

As noted above, no fractional shares of our Common Stock will be issued as a result of the Reverse Stock Split. Instead, we will issue one (1) full share of the post-Reverse Stock Split Common Stock to any U.S. Holder who would have been entitled to receive a fractional share as a result of the process. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our Common Stock are not clear. A U.S. Holder who receives one (1) whole share of our Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income or gain to any U.S. Holder, and U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and non-U.S. tax consequences to you of the Reverse Stock Split.

Required Vote. Approval of the Reverse Split Proposal requires the affirmative vote of a majority of the votes cast.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Barzily & Co., CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board is asking stockholders to ratify that appointment. Barzily & Co. replaces Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (the “Former Auditor”), whose engagement was dismissed effective as of July 1, 2026.

Change in Independent Registered Public Accounting Firm

The change of independent registered public accounting firm was approved by the Audit Committee. During the Company’s two most recent fiscal years and the subsequent interim period through the date of dismissal, (i) the Former Auditor’s reports on the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, [except [describe any going concern emphasis paragraph]]; (ii) there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (iii) there were no reportable events under Item 304(a)(1)(v) of Regulation S-K.

Representatives of Barzily & Co. are not expected to be present at the Special Meeting.

Fees

The following table sets forth fees billed for professional services rendered by our Former Auditor, our independent registered public accounting firm during the fiscal years ended December 31, 2025 and December 31, 2024:

Fee Category	2025($)	2024($)
Audit Fees(1)	190,000	190,000
Audit-Related Fees(2)	93,000	158,462
Tax Fees(3)	----	7,190
Total	283,000	226,393

(1)	“Audit Fees” consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports, and services that are normally provided by Kesselman & Kesselman in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees billed for tax compliance, tax advice, and tax planning.

(4)	“All Other Fees” consist of fees billed for products and services other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Required Vote. Ratification of the appointment requires the affirmative vote of a majority of the votes cast. If stockholders do not ratify the appointment, the Audit Committee will reconsider it but is not required to change it.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4:
APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

General

If we fail to receive a sufficient number of votes to approve Proposal No. 1 or Proposal No. 2, we may propose to adjourn or postpone the Special Meeting, including to permit the solicitation of additional proxies. We currently do not intend to propose adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposals No. 1 and No. 2.

Vote Required; Recommendation of Board

The affirmative vote of the holders of the majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal No. 4 is required for approval of Proposal No. 4. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 4. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by each person known to us to beneficially own more than 5%, each director, each named executive officer, and all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares of common stock issuable upon the exercise or conversion of securities that are exercisable or convertible within 60 days of the Record Date. Shares issuable upon exercise or conversion of securities whose exercisability or convertibility is contingent upon receipt of the stockholder approval sought at the Special Meeting (including the remaining portion of the Pre-Funded Warrant, the Five Year Warrant, the Note, and the Line of Credit Warrant) are not deemed beneficially owned for this purpose. Percentages are based on [8,766,516] shares of common stock outstanding as of the Record Date.

Name of Beneficial Owner	Shares Beneficially Owned		Percent
5% or Greater Stockholders:
Water IO Ltd.	1,300,000		[14.83]	%
Mandragola Ltd.	1,567,956	(1)	[16.66]	%
Directors and Named Executive Officers:
Michael Oster	--		*	%
David Rokach	--		*	%
Reuven Yeganeh	5,000		*	%
Liat Bidas	5,000		*	%
Guy Arieli	5,000		*	%
Ran Shaked	5,000		*	%
All directors and executive officers as a group (6 persons)	20,000		*

*	less than 1%.

(1) Consists of 923,000 shares of Common Stock issued at the closing of the DFSL Acquisition and 644,956 shares of Common Stock issuable upon exercise of the portion of the Pre-Funded Warrant that is exercisable within 60 days of the Record Date without stockholder approval. Excludes the remaining portion of the Pre-Funded Warrant, the Five Year Warrant, the Note, and the Line of Credit Warrant, the exercisability or convertibility of which is contingent upon the stockholder approval sought at the Special Meeting. The exercise of the warrants and the conversion of the Mandragola Note are also subject to a 9.99% beneficial ownership limitation. Gur Aryeh Segal, as the sole director and manager of Mandragola, has voting and dispositive control with respect to the securities held by Mandragola. As such, Mr. Segal may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Mandragola. The address of Mandragola is Bet Sarel, 8 Gavish Street, 5th Floor, Netanya, Israel.

ADDITIONAL INFORMATION

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. Proxies may be solicited by mail, and our directors, officers, and employees may solicit proxies in person, by telephone, or by electronic means, without additional compensation.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to: BiomX Inc., 850 New Burton Road, Suite 201 Dover, Delaware 19904, Attention: Michael Oster.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. These filings are available free of charge on the SEC’s website at www.sec.gov. We incorporate by reference the documents listed under [Incorporation by Reference], including our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and our Current Report on Form 8-K/A filed on June 12, 2026, which includes the audited and unaudited financial statements of Dr. Frucht Systems Ltd. and the related unaudited pro forma condensed combined financial information.

STOCKHOLDER PROPOSALS

Stockholders intending to present a proposal or propose a director nominee at our 2027 Annual Meeting must comply with the requirements set forth in the Company’s bylaws and comply with the requirement of Rule 14a-8 of the Exchange Act. The bylaws require, among other things, that a stockholder must have given timely notice of any proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2026 annual meeting; provided, however, that if the date of the 2027 Annual Meeting is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the 2026 annual meeting, to be timely, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the 2027 Annual Meeting is first made by the Company.

Accordingly, for the 2027 Annual Meeting, given that the 2026 annual meeting is held on June 26, 2026, notice of a nomination or proposal must be delivered to the Secretary of the Company no later than February 26, 2027 and no earlier than March 26, 2027. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. Proposals or nominations not submitted in accordance with such requirements will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals or nominations in the proxy materials for the 2027 Annual Meeting.

In addition to satisfying the advance notice requirements under the Company’s bylaws as described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act. Such notice must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for the 2027 Annual Meeting, the Company’s Secretary must receive notice under SEC Rule 14a-19 no later than March 26, 2027.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Proposals should be addressed to BiomX Inc., Attn. Corporate Secretary, 850 New Burton Road, Suite 201 Dover, Delaware 19904.

Other Matters

The Board knows of no other matters to be presented at the Special Meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in their discretion.

By Order of the Board of Directors

Michael Oster

Chief Executive Officer

Dover, Delaware
_________, 2026

ANNEX A

FINANCIAL STATEMENTS OF DR. FRUCHT SYSTEMS LTD.

DR. FRUCHT SYSTEMS LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025

DR. FRUCHT SYSTEMS LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of Dr. Frucht Systems Ltd.

Opinion

We have audited the financial statements of Dr. Frucht Systems Ltd. (the Company), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for the two years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has incurred losses from operations, negative cash flows from operations, and an accumulated deficit, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

This is our first year serving as the Company’s auditor

June 11, 2026

Tel Aviv, Israel

DR. FRUCHT SYSTEMS LTD.

BALANCE SHEETS

(USD in thousands)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	5	59
Bank deposits	15	15
Trade receivable	108	-
Other receivable	13	13
	141	87

Non- current assets
Property and equipment, net	4	13
Total Assets	145	100

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of loans (Note 4)	33	79
Trade payables	8	28
Accrued compensation- related parties (Note 5)	400	297
Related party’s loans (Note 5)	364	208
Other payables	32	23
	837	635
Non- current liabilities
Loans from bank, fund and other net, of current maturities (Note 4)	154	90
Accrued severance	13	29
Total liabilities	1,004	754

COMMITMENTS AND CONTINGENCIES (Note 6)

Stockholders’ deficit (Note 7)
Common stock of NIS 1 par value each: 6,000 shares authorized as of December 31, 2025 and 2024; issued and outstanding 6,000 shares as of December 31, 2025 and 2024.	2	2
Other comprehensive loss	(87)	(1)
Accumulated deficit	(774)	(655)
Total Stockholders’ deficit	(859)	(654)
Total liabilities and stockholders’ deficit	145	100

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

STATEMENTS OF COMPREHENSIVE LOSS

(USD in thousands)

	Year ended
	December 31
	2025	2024
Revenues (Note 8)	292	90

Research and development expenses (Note 9)	(262)	(118)
General and administrative expenses (Note 10)	(126)	(108)
Operating Loss	(96)	(136)
Financial expenses, net	(28)	(20)
Other income	5
Net Loss	(119)	(156)
Other comprehensive loss	(86)	(1)
Net loss and total comprehensive loss	(205)	(157)

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands)

	Number of Shares	Amount	Accumulated other comprehensive losses	Accumulated deficit	Total stockholders’ deficit

BALANCE AT DECEMBER 31, 2023	6,000	2	-	(499)	(497)
Comprehensive loss	-	-	(1)	-	(1)
Net loss	-	-	-	(156)	(156)
BALANCE AT DECEMBER 31, 2024	6,000	2	(1)	(655)	(654)
Comprehensive loss			(86)		(86)
Net loss				(119)	(119)
BALANCE AT DECEMBER 31, 2025	6,000	2	(87)	(774)	(859)

(*) represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year ended
	December 31
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(119)	(156)
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	10	6
Interest expenses	5	7
Change in accrued severance	(20)	1
Decrease (increase) in trade receivable	(100)	47
Decrease (increase) in other current assets	2	(4)
Decrease in trade payables	(22)	(16)
Increase in accrued compensation- related parties	67	55
Decrease in other payables	7	(4)
Net cash used in operating activities	(170)	(64)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Decrease in bank deposit	-	(15)
Net cash used in investment activities	-	(15)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term loan from bank, net	(47)	42
Loans from related party, net	121	(10)
Proceeds from loans	42	78
Net cash provided by financing activities	116	110

Net increase (decrease) in cash and cash equivalents	(54)	31
Cash and cash equivalents at the beginning of the year	59	28
Cash and cash equivalents at the end of the year	5	59

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL

A.	Dr. Frucht Systems ltd. (“the Company” or “DFSL”) is a private company incorporated in Israel in 1995. The Company specializes in the development, production and marketing of advanced homeland security and defense solutions based on proprietary LADAR (Laser Radar)–based detection systems for security, defense, and critical infrastructure applications. Its technology combines laser-based sensing with proprietary AI algorithms to detect and respond to both UAV and ground-based intruders.

DFSL’s technology is deployed across four primary application areas: counter-UAS (drone detection and response), perimeter and border security (“virtual fencing”), wide-area 360-degree surveillance, and rail and metro safety systems. The platform has been deployed in both pilot and operational environments where reliable, low false-alarm detection is critical, including transportation infrastructure and defense-related settings. The Company develops and manufactures laser radar sensors, perimeter protection systems, drone detection technologies, virtual fencing solutions and related security applications for critical infrastructure, military facilities, airports, ports, correctional facilities and other sensitive sites worldwide.

On March 31, 2026, BiomX Inc. (“BiomX”) and Mandragola entered into an option and undertaking agreement pursuant to which BiomX was granted an exclusive and irrevocable option to acquire Mandragola’s equity interests in the Company. On April 13, 2026, BiomX exercised the option and entered into, and simultaneously closed, a stock purchase and assignment agreement with Mandragola pursuant to which BiomX acquired shares representing 60% of the Company’s issued and outstanding voting share capital on a fully diluted basis. The remaining 40% of the Company’s issued and outstanding voting share capital is held by Dr. Frucht Isak Yaakov (“Stockholder”). Mandragola committed to provide, or make available, a credit line to support DFSL’s operations, in an amount and on terms to be mutually agreed upon. In Q1 2026, Mandragola provided the Company $100 thousand as a credit line. As of the date of issuance of these financial statements, the interest terms and repayment schedule had not yet been determined.

The Company has previously received grants from the Israel Innovation Authority (“IIA”) in connection with the development of its anti-drone technology. Accordingly, the transfer of ownership and control of the Company contemplated by the transaction is subject to the written confirmation and approval of the IIA. As of the date of approval of these financial statements, such approval had not been obtained.

B.	Israel –war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas, which subsequently expanded to additional regional fronts and contributed to heightened geopolitical and security instability in the region.

During 2024, 2025 and into 2026, hostilities included military activity involving Lebanon and Iran and, at times, resulted in temporary disruptions to the Company’s operations in Israel. Although ceasefire arrangements were reached at various times, including in April 2026, the security situation in Israel and the surrounding region remains fragile and unpredictable.

Because the majority of the Company’s operations, management, directors and personnel are located in Israel, the Company is directly affected by economic, political and military conditions in the region. As of the date of these financial statements, management cannot reasonably estimate the extent to which any further escalation or renewed hostilities may impact the Company’s business, financial condition and results of operations.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL (Cont.)

C.	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

The Company is an established business that generates revenues from its existing products and developments. In recent periods, the Company commenced new development activities, including drone detection technologies, which resulted in increased research and development expenses. As a result, the Company incurred losses and negative cash flows from operating activities. As of December 31, 2025, the Company had an accumulated deficit of $774 thousand. These conditions raising substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

In accordance with ASC 205-40, management evaluated whether its plans alleviated the substantial doubt. Such plans included Mandragola’s commitment to provide a credit line to support the Company’s operations as detailed in Note 1A, and the agreement with the Stockholder and his spouse, entered following the SPA described in Note 5, pursuant to which they waived their rights to payment of accrued compensation. However, management concluded that these plans do not fully alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments that may result from the outcome of such circumstances.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition, valuation of accounts receivable and inventories. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Cont.)

B.	Functional currency

The functional currency of the Company is New Israel Shekel (“NIS”). Most of the Company’s costs are denominated and determined in NIS. Management believes that the NIS is the currency in the primary economic environment in which the company operates. Thus, the functional currency of the Company is the NIS.

The financial statements are presented in US dollars.

The records of the operations were maintained in NIS and translated to the US dollar as follows: assets and liabilities are translated using the balance sheet period-end date exchange rate. Expenses and income are translated using the weighted average exchange rates for the reporting period. The net exchange difference that arises from the translation as described above, is recorded as a foreign currency translation reserve and presented in equity. The periodic changes in the foreign currency translation reserve are recorded as other accumulated comprehensive income (loss).

C.	Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

D.	Trade Receivables

Trade receivables are recognized when the Company has an unconditional right to consideration and recorded at the amount billed or billable to customer. Trade receivables are stated net of an allowance for expected credit losses, if any. In accordance with ASC 326, the Company evaluates its accounts receivable for expected credit losses on a collective or individual basis, as appropriate, based on historical experience, current conditions, and reasonable and supportable forecasts.

For the year ended December 31, 2025, one customer accounted for 100% of the Company’s revenues. For the year ended December 31, 2024, the same customer accounted for approximately 55% of the Company’s revenues.

As of December 31, 2025, all the Company’s trade receivables were due from this customer and were collected in January 2026.

E.	Fair Value

The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses, other current liabilities and bank borrowings approximate fair value due to the short-term nature of such instruments or because the related instruments bear interest at rates that approximate current market rates. The Company had no assets or liabilities measured at fair value on a recurring or nonrecurring basis as of December 31, 2025 and 2024.

F.	Severance pay

All the Company’s employees, besides one, have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets. As to the employee that has not signed the Section 14 clause, the Company contributes the on-going contributions on monthly basis.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Cont.)

G.	Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised products or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled.

Identification of Performance Obligations and Allocation of Transaction Price

The Company’s contracts with customers often include multiple promises, such as the sale of hardware systems, perpetual software licenses, installation services, and ongoing technical and warranty support. For these bundled arrangements, the Company assesses at contract inception whether the promised goods or services are distinct performance obligations. A promised good or service is considered distinct if the customer can benefit from it on its own or with other readily available resources, and the promise to transfer it is separately identifiable from other promises in the contract.

If an arrangement contains multiple distinct performance obligations, the total transaction price is allocated to each performance obligation based on the relative stand-alone selling price (“SSP”) of each underlying good or service. The Company determines SSP based on the prices charged for the goods or services when sold separately. If SSP is not directly observable, the Company estimates it using an expected cost-plus-margin approach or, in limited circumstances, a residual technique.

Timing of Revenue Recognition

Revenue from maintenance, technical support and warranty support services is recognized over time as the services are performed. For these contracts the Company applies the practical expedient in ASC 606-10-55-18 because it has a right to invoice an amount that corresponds directly with the value transferred to the customer. These services are generally billed based on fixed periodic amounts or actual services performed, which reasonably reflects the value of the Company’s performance completed to date.

Revenue from sale of systems, perpetual software licenses and related products is recognized at a point in time when or as control transfers to the customer, depending on the nature of the applicable performance obligations and the terms of the underlying arrangements. If an arrangement includes significant installation services that are determined to be distinct, revenue for the installation is recognized as the services are performed.

Additionally, in December 2025, the Company entered into an agreement transferring software assets and patents, and granting exclusive global commercialization rights for its metro rail technology - Metro Software to its main customer as detailed in Note 2B. The agreement also includes ongoing support and personnel services through July 2026. The Company identified multiple performance obligations and allocated the transaction price based on relative stand-alone selling prices. Revenue for the asset transfers and exclusive rights was recognized at a point in time in December 2025 upon transfer of control. Revenue for the ongoing services is being recognized over time as rendered.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Cont.)

H.	Income taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates expected to apply when such differences reverse. A valuation allowance is recorded when necessary to reduce deferred tax assets to amounts more likely than not to be realized.

The Company recognizes uncertain tax positions in accordance with ASC 740-10. Interest and penalties, if any, are recognized as a component of income tax expense

I.	New Accounting Pronouncements

Income Taxes: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU add specific requirements for income tax disclosures to improve transparency and decision usefulness. The guidance in ASU 2023-09 requires that public business entities disclose specific categories in the income tax rate reconciliation and provide additional qualitative information for reconciling items that meet a quantitative threshold. In addition, the amendments in ASU 2023-09 require that all entities disclose the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by individual jurisdictions. The ASU also includes other disclosure amendments related to the disaggregation of income tax expense between federal, state and foreign taxes. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis and retrospective application is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05 “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The ASU introduces a practical expedient for all entities when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. Under the practical expedient, when developing reasonable and supportable forecast as part of estimating expected credit losses, an entity may assume that current conditions as of the balance sheet date do not change for the remining life of the asset. The ASU is effective for annual reporting period beginning after December 15, 2025 and interim reporting within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods. The Company is evaluating the impact of ASU 2025-05 on its financial statements if it elects to apply the practical expedient.

J.	Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expense and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). Amounts remaining in relevant expense captions that are not separately disclosed will be described qualitatively. Certain amounts that are already required to be disclosed under currently effective U.S GAAP will be included in the same disclosure as the other disaggregation requirements. The amendments also require disclosing the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 4 – LOANS FROM BANK, FUND AND OTHER

	Interest	December 31,
	rate %	2025	2024
loan from bank	11%	44	30
loan from fund	4%	66	23
loan from other	Prime+3%	77	74
Current maturities		(33)	(37)
Loans from bank, fund and other net, of current maturities		154	90

The Company’s outstanding loans are personally guaranteed by the Stockholder. As of December 31, 2025 and 2024, the Stockholder had provided guarantees for all of the Company’s loans.

Maturities of the loans as of December 31, 2025, were as follows:

Year ended December 31,
2026	33
2027	34
2028	37
2029 - 2031	83
Total	187

	December 31,
	2025	2024
Short term loans from Bank	-	42
Long-term loan from Banks - current maturities	33	37
Current maturities of loans	33	79

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 5 – RELATED PARTY TRANSACTIONS

Stockholder loans

Over the years, the Company has received loans from a stockholder. The loans are denominated in New Israeli Shekels (“NIS”), indexed to the Israeli Consumer Price Index (“CPI”), and are non-interest-bearing. No written agreement exists with respect to these loans. The loans have no stated maturity date and are repayable on demand or pursuant to future agreement between the parties.

Accrued compensation

As of December 31, 2025 and 2024, accrued compensation included related-parties amounts payable to the Stockholder and the spouse of the Stockholder for services rendered in prior years. As of December 31, 2025, such amounts consisted of $324 thousand payable to the spouse of a Stockholder and $76 thousand payable to the Stockholder. As of December 31, 2024, such amounts consisted of $241 thousand payable to the spouse of the Stockholder and $56 thousand payable to the Stockholder. These amounts are included in accrued compensation in the accompanying balance sheets.

In April 2026, following the execution of the share purchase agreement described in Note 1A, the Stockholder and the Stockholder’s spouse waived their rights to payment of the accrued compensation described above. These waivers were recorded as contributions to stockholders’ deficit and recognized directly in equity within a reserve for transactions with related parties.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Israel Innovation Authority (“IIA”) Grants:

During 2024 and 2025, the Company received grants from the Israeli Innovation Authority (the “IIA”) in connection with the development of a green robotic system for the detection and neutralization of drones in urban areas. The aggregate approved grant amount was up to NIS 1.6 million (approximately $0.5 million), of which up to 50% of qualifying expenditures are financed by the IIA. As of December 31, 2025, the Company had received grants totaling $186 thousand.

In consideration for the grants received, the Company is obligated to pay royalties to the IIA at a rate of 3% of future revenues derived from the related project, up to the aggregate amount of grants received. As of December 31, 2025, no revenues had been generated from the related project and, therefore, no liability in respect of royalties had been recorded

NOTE 7 – STOCKHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

The Ordinary shares confer upon their holders the right to participate and vote in the stockholders’ meetings of the Company and the right to participate in any distribution of dividends.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 8 – REVENUES

	Year ended December 31
	2025	2024
Maintenance, repairs and technical support	104	5
Software upgrade, installation and immigration	40	84
Sale of exclusive distribution right for Metro Software	140	-
Other	8	1
	292	90

NOTE 9 – RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2025	2024
Salaries and related expenses	264	198
Rent and office expenses	22	19
Other expenses	23	40
Grants from the Israel Innovation Authority (“IIA”)	(47)	(139)
	262	118

NOTE 10 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2025	2024
Salaries and related expenses	74	71
Professional services	11	15
Depreciation	10	4
Other expenses	31	18
	126	108

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 11 – INCOME TAX

Income of the Company is taxable at corporate tax rate of 23%.

The Company have not received final tax assessments since its inception although the tax reports of the Company for the years ended by December 31, 2018 are deemed to be final.

As of December 31, 2025, the Company have carried forward losses for tax purposes of approximately $380 thousand, which can be offset against future taxable income, if any.

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2025	2024
Deferred tax assets
Net operating losses carryforwards	87	48
Employees accruals	3	6

Gross deferred tax assets	90	54
Valuation allowance	(90)	(54)
Total deferred tax assets, net	-	-

DR. FRUCHT SYSTEMS LTD.

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2026

DR. FRUCHT SYSTEMS LTD.

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS OF MARCH 31, 2026

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM BALANCE SHEETS

(USD in thousands )

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	138	5
Bank deposits	48	15
Trade receivable	87	108
Other receivables	5	13
	278	141

Non- current assets
Property and equipment, net	59	4
Total Assets	337	145

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of loans	42	33
Related party credit line	100	-
Trade payable	15	8
Accrued compensation- related parties	457	400
Related party’s loan	335	364
Other payables	138	32
	1,087	837

Loans from bank, fund and other net, of current maturities	185	154
Accrued severance	18	13
Total liabilities	1,290	1,004

Stockholders’ Deficit
Common stock of NIS 1 par value each: 6,000 shares authorized as of March 31, 2026 and December 31, 2025; issued and outstanding 6,000 shares as of March 31, 2026 and December 31, 2025.	2	2
Other comprehensive income	(89)	(87)
Accumulated deficit	(866)	(774)
Total Stockholders’ Deficit	(953)	(859)
Total liabilities and stockholders’ Deficit	337	145

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

(USD in thousands)

	Three months ended
	March 31
	2026	2025
Revenues	87	-

Research and development expenses	(100)	(47)
General and administrative expenses	(74)	(28)
Operating Loss	(87)	(75)
Financial expenses, net	(8)	(3)
Other income	3	5
Net Loss	(92)	(73)
Other comprehensive income (loss)	(2)	10
Net loss and total comprehensive loss	(94)	(63)

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDER DEFICIT

(USD in thousands)

	Number of Shares	Amount	Accumulated other comprehensive loss	Accumulated losses	Total stockholders’ deficit
BALANCE AT DECEMBER 31, 2025	6,000	2	(87)	(774)	(859)
Comprehensive loss	-	-	(2)	-	(2)
Net loss	-	-	-	(92)	(92)
BALANCE AT MARCH 31, 2026	6,000	2	(89)	(866)	(953)

	Number of Shares	Amount	Other comprehensive income	Accumulated deficit	Total stockholders’ deficit
BALANCE AT DECEMBER 31, 2024	6,000	2	(1)	(655)	(654)
Comprehensive income	-	-	10	-	10
Net loss	-	-	-	(73)	(73)
BALANCE AT MARCH 31, 2025	6,000	2	9	(728)	(717)

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

UNAUDITED CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(USD in thousands)

	Three months ended
	March 31
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(92)	(73)
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	2	1
Interest expenses	1	1
Change in accrued severance	5	-
Decrease in trade receivable	23	-
Decrease in other receivables	7	11
Increase (decrease) in trade payable	7	(9)
Increase in accrued compensation- related parties	57	12
Increase in other liabilities	72	14
Net cash provided by (used in) operating activities	82	(43)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchase of property and equipment	(57)	-
Decrease (increase) in short term bank deposit	(33)	13
Net cash provided by (used in) investment activities	(90)	13

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term loan from bank, net	-	(17)
Related party credit line	100	-
Long-term loans	48	-
Repayment of loans	(7)	(5)
Net cash provided by (used in) financing activities	141	(22)

Net increase (decrease) in cash and cash equivalents	133	(52)
Cash and cash equivalents at the beginning of the period	5	59
Cash and cash equivalents at the end of the period	138	7

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 1 – GENERAL

A.	Dr. Frucht Systems ltd. (“the Company” or “DFSL”) is a private company incorporated in Israel in 1995. The Company specializes in the development, production and marketing of advanced homeland security and defense solutions based on proprietary LADAR/LIDAR “Time of Flight” technology and AI-driven laser sensor systems.

The Company develops and manufactures laser radar sensors, perimeter protection systems, drone detection technologies, virtual fencing solutions and related security applications for critical infrastructure, military facilities, airports, ports, correctional facilities and other sensitive sites worldwide.

On March 31, 2026, BiomX Inc. (“BiomX”) and Mandragola Ltd, a company formed under the laws of the State of Israel (“Mandragola”), entered into an option and undertaking agreement pursuant to which BiomX was granted an exclusive and irrevocable option to acquire Mandragola’s equity interests in the Company. On April 13, 2026, BiomX exercised the option and entered into, and simultaneously closed, a stock purchase and assignment agreement with Mandragola pursuant to which BiomX acquired shares representing 60% of the Company’s issued and outstanding voting share capital on a fully diluted basis. The remaining 40% of the Company’s issued and outstanding voting share capital is held by Dr. Frucht Isak Yaakov (“Stockholder”). Mandragola committed to provide, or make available, a credit line to support DFSL’s operations, in an amount and on terms to be mutually agreed upon. As of the balance sheet date, Mandragola provided the Company $100 thousand as a credit line. As of the date of issuance of these financial statements, the interest terms and repayment schedule had not yet been determined.

The Company has previously received grants from the Israel Innovation Authority (“IIA”) in connection with the development of its anti-drone technology. Accordingly, the transfer of ownership and control of the Company contemplated by the transaction is subject to the written confirmation and approval of the IIA. As of the date of approval of these financial statements, such approval had not been obtained.

B.	Israel –war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas, which subsequently expanded to additional regional fronts and contributed to heightened geopolitical and security instability in the region.

During 2024, 2025 and into 2026, hostilities included military activity involving Lebanon and Iran and, at times, resulted in temporary disruptions to the Company’s operations in Israel. Although ceasefire arrangements were reached at various times, including in April 2026, the security situation in Israel and the surrounding region remains fragile and unpredictable.

Because the majority of the Company’s operations, management, directors and personnel are located in Israel, the Company is directly affected by economic, political and military conditions in the region. As of the date of these financial statements, management cannot reasonably estimate the extent to which any further escalation or renewed hostilities may impact the Company’s business, financial condition and results of operations.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 1 – GENERAL (Cont.)

C.	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

The Company is an established business that generates revenues from its existing products and developments. In recent periods, the Company commenced new development activities, including drone detection technologies, which resulted in increased research and development expenses. As a result, the Company incurred losses and as of March 31, 2026, the Company had an accumulated losses of $866 thousand. These conditions raising substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

In accordance with ASC 205-40, management evaluated whether its plans alleviated the substantial doubt. Such plans included Mandragola’s commitment to provide a credit line to support the Company’s operations as detailed in Note 1A, and the agreement with the Stockholder and his spouse, entered following the SPA described in Note 3, pursuant to which they waived their rights to payment of accrued compensation. However, management concluded that these plans do not fully alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments that may result from the outcome of such circumstances.

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for condensed financial information. They do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair statement have been included (consisting only of normal recurring adjustments except as otherwise discussed).

The financial information contained in this report should be read in conjunction with the annual financial statements for the fiscal year ended December 31, 2025. The year-end balance sheet data was derived from the audited financial statements as of December 31, 2025. The significant accounting policies adopted and used in the preparation of the financial statements are consistent with those of the previous financial year.

A.	Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported years. The most significant estimates in the Company’s financial statements relate to financial instruments fair value valuation. These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (CONT.)

B.	Trade Receivables

Trade receivables are recognized when the Company has an unconditional right to consideration and recorded at the amount billed or billable to customer. Trade receivables are stated net of an allowance for expected credit losses, if any. In accordance with ASC 326, the Company evaluates its accounts receivable for expected credit losses on a collective or individual basis, as appropriate, based on historical experience, current conditions, and reasonable and supportable forecasts.

For the three months ended March 31, 2026, one customer accounted for 100% of the Company’s revenues.

As of December 31, 2025, all of the Company’s trade receivables were due from this customer and were collected in January 2026. As of March 31, 2026, all of the Company’s trade receivables were due from the same customer pursuant to the related agreement and are expected to be collected during the second and third quarters of 2026.

C.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company’s principal property and equipment asset consists of a motor vehicle purchased during the first quarter of 2026. The vehicle is depreciated over its estimated useful life, which management has determined to be 7 years.

D.	Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised products or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled.

Identification of Performance Obligations and Allocation of Transaction Price

The Company’s contracts with customers often include multiple promises, such as the sale of hardware systems, perpetual software licenses, installation services, and ongoing technical and warranty support. For these bundled arrangements, the Company assesses at contract inception whether the promised goods or services are distinct performance obligations. A promised good or service is considered distinct if the customer can benefit from it on its own or with other readily available resources, and the promise to transfer it is separately identifiable from other promises in the contract.

If an arrangement contains multiple distinct performance obligations, the total transaction price is allocated to each performance obligation based on the relative stand-alone selling price (“SSP”) of each underlying good or service. The Company determines SSP based on the prices charged for the goods or services when sold separately. If SSP is not directly observable, the Company estimates it using an expected cost-plus-margin approach or, in limited circumstances, a residual technique.

Timing of Revenue Recognition

Revenue from maintenance, technical support and warranty support services is recognized over time as the services are performed. For these contracts the Company applies the practical expedient in ASC 606-10-55-18 because it has a right to invoice an amount that corresponds directly with the value transferred to the customer. These services are generally billed based on fixed periodic amounts or actual services performed, which reasonably reflects the value of the Company’s performance completed to date.

DR. FRUCHT SYSTEMS LTD.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (unaudited)

(USD in thousands)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (CONT.)

D.	Revenue recognition (Cont.)

Revenue from sale of systems, perpetual software licenses and related products is recognized at a point in time when or as control transfers to the customer, depending on the nature of the applicable performance obligations and the terms of the underlying arrangements. If an arrangement includes significant installation services that are determined to be distinct, revenue for the installation is recognized as the services are performed.

Additionally, in December 2025, the Company entered into an agreement transferring software assets and patents, and granting exclusive global commercialization rights for its metro rail technology - Metro Software to its main customer as detailed in Note 2B. The agreement also includes ongoing support and personnel services through July 2026. The Company identified multiple performance obligations and allocated the transaction price based on relative stand-alone selling prices. Revenue for the asset transfers and exclusive rights was recognized at a point in time in December 2025 upon transfer of control. Revenue for the ongoing services is being recognized over time as rendered through July 2026.

NOTE 3 – RELATED PARTIES

Related party’s loans

Over the years, the Company has received loans from a stockholder. The loans are denominated in New Israeli Shekels (“NIS”), indexed to the Israeli Consumer Price Index (“CPI”), and are non-interest-bearing. No written agreement exists with respect to these loans. The loans have no stated maturity date and are repayable on demand or pursuant to future agreement between the parties.

Accrued compensation

As of March 31, 2026 and December 31, 2025, accrued compensation included related-parties amounts payable to a Stockholder and the spouse of a Stockholder for services rendered in prior years. As of March 31, 2026, such amounts consisted of $343 thousand payable to the spouse of a Stockholder and $114 thousand payable to a Stockholder. As of December 31, 2025, such amounts consisted of $324 thousand payable to the spouse of a Stockholder and $76 thousand payable to a Stockholder. These amounts are included in accrued compensation in the accompanying balance sheets.

In April 2026, following the execution of the share purchase agreement described in Note 1A, the Stockholder and the Stockholder’s spouse waived their rights to payment of the accrued compensation described above. These waivers were recorded as contributions to stockholders’ deficit and recognized directly in equity within a reserve for transactions with related parties.

Credit line from related party

As detailed in Note 1A, Mandragola committed to provide, or make available, a credit line to support DFSL’s operations, in an amount and on terms to be mutually agreed upon. In Q1 2026, Mandragola provided the Company $100 thousand as a credit line. As of the date of issuance of these financial statements, the interest terms and repayment schedule had not yet been determined.

ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOMX INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is BiomX Inc. The Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), was filed with the Secretary of State of the State of Delaware.

SECOND: The first sentence of Article FIFTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [●], of which [●] shares shall be common stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares shall be preferred stock, par value $0.0001 per share (“Preferred Stock”).”

THIRD: Article FIFTH of the Certificate of Incorporation is hereby further amended by adding the following paragraph:

“Subject to this Certificate of Amendment becoming effective pursuant to the DGCL, at 12:01 a.m. Eastern Time on [●], 202[●] (the “Effective Time”), each [●] ([●])* shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified as and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “New Common Stock”), without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share of New Common Stock shall be entitled to receive one whole share of New Common Stock in lieu of such fractional share. From and after the Effective Time, certificates or book-entry positions that immediately prior to the Effective Time represented shares of Old Common Stock shall represent the number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment.”

* The reverse stock split ratio, to be a whole number of not less than five (5) and not more than ten (10), as determined by the Board of Directors of the Corporation in its sole discretion pursuant to the authority granted by the stockholders of the Corporation.

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment, and the stockholders of the Corporation duly approved this Certificate of Amendment at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL. [If approval is obtained under Section 242(d)(2) of the DGCL by a majority of votes cast, conform this paragraph accordingly.]

FIFTH: This Certificate of Amendment shall become effective at the Effective Time set forth above.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of [●], 202[●].

BIOMX INC.

By:
Name:	Michael Oster
Title:	Chief Executive Officer

B-1

ANNEX C — UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial information gives effect to two acquisitions completed by BiomX Inc. in April 2026: (i) the acquisition from Mandragola of 100% of Mandragola’s shareholdings in DR. Frucht Systems Ltd. (“DFSL”), representing 60% of DFSL’s issued and outstanding voting equity capital on a fully diluted basis, which closed on April 13, 2026; and (ii) the acquisition from Water IO Ltd. of 100% of the issued and outstanding share capital of Zorro Net Ltd. (“ZorroNet”), which closed on April 10, 2026. The consideration, principal terms and related transaction details are described in Note 1, “Description of Transaction and Basis of Presentation,” to these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the acquisitions as if they had been consummated on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the acquisitions as if they had been consummated on January 1, 2025. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the acquisitions occurred on the dates indicated, nor does it purport to project future results.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

(U.S. dollars in thousands except share and per share amounts)

	BIOMX INC.	DR. FRUCHT SYSTEMS LTD	ZORRO NET LTD	PRO FORMA ADJUSTMENTS	NOTE	PRO FORMA
	Historical	Historical	Historical
Assets
Current Assets
Cash and cash equivalents	1,168	138	34			1,340
				(3,750)	2b(1), 2b(3)	(3,750)
Bank deposits	-	48	-			48
Accounts receivable	-	87	367			454
Other current assets	1,875	5	4			1,884
Total Current assets	3,043	278	405	(3,750)		(24)

Non-current Assets
Goodwill	-	-	-	8,742	2c	8,742
				6,480	2j	6,480
Intangible assets				8,742	2c	8,742
				856	2j	856
Operating lease right-of-use asset	-	-	2			2
Property and equipment	-	59	37			96
In-process Research and development (“IPR&D”) asset	208	-	-			208
Total assets	3,251	337	444	24,420		25,102
Liabilities and Capital Deficiency
Current Liabilities
Short term loans and current maturities of loans	-	42	150			192
Related party credit line	-	100	407			507
Trade account payables	720	15	21			756
Balance due Biomx Ltd	1,254	-	-			1,254
Accrued compensation- related parties	-	457	-			457
Promissory note consideration	-	-	-	1,250	2i(3)	1,250
Contingent consideration	-	-	-	1,600	2(i)2	1,600
Related party’s loan	-	335	120			455
Current portion of lease liabilities	-	-	2			2
Other account payables	473	138	354	(38)		927
Total current liabilities	2,447	1,087	1,054	2,812		7,400

Non-current Liabilities
Long term loans fund and other, net of current maturities	-	185	116			301
Accrued severance	-	18	-			18
Warrants	1,685	-	-			1,685
Total non-current liabilities	1,685	203	116			2,004

Total liabilities	4,132	1,290	1,170			9,404
Capital deficiency
Preferred Stock	18,617	-	-			18,617
Common stock	7	2	4			13
				(2)	2a	(2)
				(4)	2h	(4)
				6,168	2b(2),2b(4)	6,168
				3,760	2i(1)	3,760
Receivables on account of shares	(3,300)	-	-			(3,300)
Other comprehensive loss	-	(89)	(61)			(150)
				89	2a	89
				61	2h	61
Additional paid-in capital	219,831	-	-			219,831
Accumulated deficit	(236,036)	(866)	(669)			(237,571)
				866	2a	866
				669	2h	669
Total Company’s stockholders’ equity	(881)	(953)	(726)	11,607		9,047
Non-controlling interest	-	-	-	6,650		6,651
Total capital equity (deficiency)	(881)	(953)	(726)	18,257		15,698
Total liabilities and capital deficiency	3,251	337	444			25,102

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three months Ended March 31, 2026

(U.S. dollars in thousands except share and per share amounts)

	BIOMX INC.	DR. FRUCHT SYSTEMS LTD	ZORRO NET LTD	PRO FORMA ADJUSTMENTS	NOTE	PRO FORMA
	Historical	Historical	Historical

Revenues	-	87	351			438
Cost of revenues	-	-	(273)			(273)
				(251)	2c,2j	(251)
Gross profit (loss)	-	87	78	(251)		(86)

Operating expenses:
Research and development (“R&D”) expenses, net	315	(100)	(78)			137
General and administrative expenses	(1,611)	(74)	(74)			(1,759)
Operating loss	(1,296)	(87)	(74)	(251)		(1,708)

Other income (expenses)	147	3				150
Net gain from deconsolidation of subsidiary	1,860					1,860
Interest expenses	(192)					(192)
Day one loss upon entering transaction	(5,226)					(5,226)
Loss (income) from change in derivatives financial instruments measured at fair value	(14,056)					(14,056)
Finance expense, net	(377)	(8)	(8)			(393)
Net loss before tax	(19,140)	(92)	(82)	(251)		(19,565)

Tax expenses	-	-	-			-

Net loss	(19,140)	(92)	(82)	(251)		(19,565)

Less: Net loss attributable to non-controlling interests	-	38	-	101		139

Net loss attributable to the Company’s stockholders’ equity	(19,140)	(54)	(82)	(150)		(19,426)

Translation to presentation currency	-	(2)	(1)			(3)

Total loss and other comprehensive loss	(19,140)	(56)	(83)	(150)		(19,429)

Basic and diluted loss per share of Common Stock	7.38					3.38
Weighted average number of shares used in computing basic loss per share of Common Stock(*)	2,603,807					5,749,807

(*)	All share amounts have been retroactively adjusted to reflect a 1-for-19 reverse share split.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(U.S. dollars in thousands except share and per share amounts)

	BIOMX INC.	DR. FRUCHT SYSTEMS LTD	ZORRO NET LTD	PRO FORMA ADJUSTMENTS	NOTE	PRO FORMA
	Historical	Historical	Historical

Revenues	-	292	617			909
Cost of revenues	-	-	(449)			(449)
				(1,006)	2c,2j	(1,006)
Gross profit (loss)	-	292	168	(1,006)		(546)

Operating expenses:
Research and development (“R&D”) expenses, net	(20,977)	(262)	(177)			(21,416)
General and administrative expenses	(9,943)	(126)	(274)			(10,343)
Gain from early lease termination	2,949	-	-			2,949
IPR&D impairment	(11,842)	-	-			(11,842)
Other long-lived assets impairment	(1,653)	-	-			(1,653)
Operating loss	(41,466)	(96)	(283)	(1,006)		(42,851)

Other income (expense)	(93)	5				(88)
Interest expenses	(20)	(28)				(48)
Finance expense, net	(724)	-				(724)
Income from change in fair value of warrants	6,111	-	(23)			6,088
Net loss before tax	(36,192)	(119)	(306)	(1,006)		(37,623)

Tax expenses	(7)	-	-			(7)

Net loss	(36,199)	(119)	(306)	(1,006)		(37,630)

Less: Net loss attributable to non-controlling interests	-	82	-	402		484

Net loss attributable to the Company’s stockholders’ equity	(36,199)	(37)	(306)	(604)		(37,146)

Translation to presentation currency	-	(86)	(63)			(149)

Net loss	(36,199)	(123)	(369)	(604)		(37,295)

Basic and diluted loss per share of Common Stock	(22.19)					(7.81)
Weighted average number of shares used in computing basic loss per share of Common Stock(*)	1,631,037					4,777,037

(*)	All share amounts have been retroactively adjusted to reflect a 1-for-19 reverse share split.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation

Description of Transaction

1.	On March 31, 2026, the Company and Mandragola, entered into an Option Agreement, which was closed on April 10, 2026, pursuant to which the Company was granted an Option to purchase 100% of Mandragola’s shareholdings in DFSL. The closing of the Option is subject to the closing by Mandragola on its agreement with DFSL and DFSL’s Shareholdings. Upon the closing by Mandragola of its acquisition of the DFSL Shareholdings, BiomX intends to contemporaneously close on the Option. The closing by Mandragola of the purchase of the DFSL Shareholdings is subject to standard closing conditions as well as the written confirmation and approval of the Israel Innovation Authority (“IIA”) to the transfer of ownership and control of DFSL contemplated under such agreement (which have not been received to the date of the approval of the financial statemenst). DFSL has previously received grants from the IIA for the development of its anti-drone technology.

On April 13, 2026, the Company entered into and simultaneously closed on a SPA with Mandragola, pursuant to which the Company exercised the Option and purchased from Mandragola 100% of Mandragola’s shareholdings in DFSL, representing 60% of the issued and outstanding voting equity capital of DFSL on a fully diluted basis (the “Purchased Shares”). The closing of the SPA occurred simultaneously with its execution and delivery.

In consideration for the Purchased Shares, the Company agreed to the following consideration to Mandragola:

(i)	a cash payment of Seven Hundred Fifty Thousand Dollars ($750,000), of which Four Hundred Fifty Thousand ($450,000) was advanced by the Company;
(ii)	the issuance of an unsecured convertible promissory note in the principal amount of Three Million Dollars ($3,000,000) (the “Note”), convertible solely at the option of the Company into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a per share conversion rate of $12.00;
(iii)	the issuance of 923,000 shares of the Common Stock;
(iv)	the issuance of pre-funded warrants exercisable for 923,000 shares of Common Stock at a per share exercise price of $12.00 (the “Pre-Funded Warrants”); and
(v)	the issuance of a five-year warrant exercisable for 3,692,000 shares of Common Stock at a per share exercise price of $12.00 (the “Five Year Warrant”).

The shares of Common Stock and the Common Stock issuable upon conversion of the Note and exercise of the Pre-Funded Warrants and Five Year Warrant are subject to obtaining Stockholder Approval as required by the applicable rules and regulations of the NYSE American LLC. The Company intends to use commercially reasonable efforts to obtain Stockholder Approval within one hundred twenty (120) days following the closing of the SPA.

As additional consideration, the Company agreed that in the event that DFSL records annual revenues of Twenty-Five Million Dollars ($25,000,000) or more in any fiscal year on or after fiscal year 2027, Mandragola shall be entitled to a bonus payment equal to five percent (5%) of such recorded annual revenues for such fiscal year. The bonus is payable, at the sole discretion of the Company, in restricted shares of Common Stock (valued at the volume-weighted average price for the ten (10) trading days immediately preceding the date of payment) or cash, within sixty (60) days following the completion of DFSL’s audited financial statements for the applicable fiscal year.

2.	On April 10, 2026, the Company entered into and simultaneously closed a definitive SPA with Water IO, pursuant to which the Company acquired 100% of the issued and outstanding share capital of ZorroNet.

As consideration, the Company issued to Water IO: (i) 1,300,000 shares of common stock; and (ii) a non-convertible promissory note in the amount of $1,250,000, bearing interest at the short-term applicable federal rate, payable July 7, 2026. The note is non-convertible and will not result in any additional dilution to existing stockholders.

The Company also assumed certain obligations to ZorroNet’s founders, including a performance-based earnout payable by March 31, 2027 equal to the greater of 125% of ZorroNet’s 2026 consolidated revenue or 8x 2026 consolidated EBITDA, and a commitment to retain key ZorroNet personnel for three years on no less favorable terms.

The Company has agreed to file a registration statement with the SEC within 45 days of closing covering the resale of the shares issued to Water IO.

Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of DFSL and ZorroNet by BiomX might have affected BiomX’s historical financial statements if the transaction had been consummated at an earlier time.

On April 10, 2026 and April 13, 2026, the Company completed the acquisition of DFSL and ZorroNet pursuant to the Purchase Agreements dated April 10, 2026 and April 13, 2026, respectively. The following unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the unaudited historical consolidated interim balance sheet of BiomX as of March 31, 2026, with the unaudited historical balance sheets of DFSL and ZorroNet as of March 31, 2026, giving effect to the Purchase Agreements, as if they had been consummated as of that March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, gives effect to the Purchase Agreements, and related financing transactions, as if they had been completed on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the acquisitions had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company.

2.	Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transaction which was completed in April 2026 contemplated by the Purchase Agreement, and (ii) factually supportable,

The pro forma adjustments reflect the initial purchase price allocation (“PPA”) determined as of the Closing Date, based on the estimated fair values of the assets acquired and liabilities assumed in accordance with ASC 805, Business Combinations. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are consistent with those described in BiomX’s unaudited financial statements as of and for the three months ended March 30, 2026. Management performed a comprehensive review of the accounting policies between the two entities. Management is currently not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information in relation to the purchase of DFSL:

a.	Intercompany transactions and balances between BiomX and DFSL have been eliminated by the Company in the unaudited pro forma condensed combined balance sheet.

b.	The total consideration of the acquisition of 60% of DFSL was at approximately $9,918,320 and is comprised of the following components:

1.	Cash consideration of $750,000.

2.	Share and pre-funded warrants consideration consisting of (i) 923,000 shares, issued at a fair value of $2.63 per share, BiomX’s close share price at April 13, 2026, and (ii) pre-funded warrants exercisable for 923,000 shares of Common Stock at a per share exercise price of $12.00, totaled to approximately $4,839,200 and is included as part of common stock and additional paid-in capital.

3.	On April [__], 2026, the unsecured convertible promissory note was converted into shares of the Company’s Common Stock at a per share conversion rate of $12.00. Accordingly, for purposes of this pro forma, the $3,000,000 consideration is reflected as a reduction to cash and cash equivalents and an increase to Common Stock and additional paid-in capital.

4.

Five-year warrant exercisable for 3,692,000 shares of Common Stock at a per share exercise price of $12.00. The warrants consideration was calculated at approximately $1,329,120 and is included as part of additional paid-in capital.

The fair value of warrant consideration was calculated by the Company using the Black-Scholes option pricing model with the following assumptions:.

Expected volatility	53.00%
Risk-free interest rate	4.00%
Expected dividend yield	0%
Expected term of options (years)	5
Share price	$2.63
Fair value	$1,329,120

c.	Estimated consideration and PPA

The Company has performed a valuation analysis to determine the fair market value of the assets acquired and liabilities assumed of DFSL. Based on the total consideration transferred in connection with the acquisition, the Company has determined the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed. The following table summarizes the allocation of the purchase price as of March 31, 2026:

Fair value of consideration transferred for the 60% controlling interest	$9,918,320
Fair value of non-controlling interest — 40%	6,612,213
Aggregate acquisition-date fair value of DFSL	16,530,533
Less: fair value of identifiable net assets acquired / net liabilities assumed	(953,000)
Goodwill and identifiable intangible assets	$17,483,533

The estimated fair value of the non-controlling interest was determined on a preliminary basis by reference to the consideration transferred for the 60% controlling interest, without adjustment for any control premium or minority discount. The purchase price allocation is preliminary and subject to change upon completion of the valuation of the identifiable assets acquired, liabilities assumed and non-controlling interest. The Company equally allocated the excess of the purchase price over the fair value of identifiable net assets acquired between goodwill and intangible assets. The Company has estimated the amortization of the other intangible assets over a period of ten years.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information in relation to the purchase of ZorroNet:

h.	Intercompany transactions and balances between BiomX and ZorroNet have been eliminated in the unaudited pro forma condensed combined balance sheet.

i.	The total consideration of the acquisition of ZorroNet was calculated by the Company at approximately $6,610,000 and is comprised of the following components:

1.	Share consideration consisting of 1,300,000 shares of the Company’s Common Stock, issued at a fair value of $2.89 per share BiomX’s close share price at April 10, 2026 totaled to approximately $3,760,000 and is included as part of common stock and additional paid-in capital.

2.	Non-convertible promissory note in the amount of $1,250,000, bearing interest at the short-term applicable federal rate, payable July 7, 2026 and is included as part of non-current liabilities.

3.	Contingent cash consideration. Pursuant to the terms of the Purchase Agreement, The Company also assumed certain obligations to ZorroNet’s founders, including a performance-based earnout payable by March 31, 2027 equal to the greater of 125% of ZorroNet’s 2026 consolidated revenue or 8x 2026 consolidated EBITDA, and a commitment to retain key ZorroNet personnel for three years on no less favorable terms. The contingent consideration was calculated at approximately $1,600,000 which is included in current liabilities.

j.	Estimated consideration and PPA

The Company has performed a valuation analysis to determine the fair market value of the assets acquired and liabilities assumed of ZorroNet. Based on the total consideration transferred in connection with the acquisition, the Company has determined the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed. The following table summarizes the allocation of the purchase price as of March 31, 2026:

Net liabilities assumed	$(726,000)
Goodwill and intangible assets	7,336,000
Total fair value of consideration	$6,610,000

The purchase price allocation is preliminary and subject to change upon completion of the valuation of the identifiable assets acquired, liabilities assumed and non-controlling interest. The Company equally allocated the excess of the purchase price over the fair value of identifiable net assets acquired between goodwill and intangible assets. The Company has estimated the amortization of the other intangible assets over a period of between 3 to ten years.

PRELIMINARY COPY

FORM OF PROXY CARD

BIOMX INC. — SPECIAL MEETING OF STOCKHOLDERS — [meeting date], 2026

This proxy is solicited on behalf of the Board of Directors. The undersigned appoints [name] and [name], and each of them, as proxies, each with full power of substitution, to represent and vote all shares of common stock of BiomX Inc. that the undersigned is entitled to vote at the Special Meeting and any adjournment or postponement, as directed below.

The shares represented by this proxy will be voted as directed. If no direction is given, the shares will be voted FOR Proposals 1, 2, 3 and 4.

Proposal	For	Against	Abstain
1. Issuance of securities to Mandragola Ltd.	☐	☐	☐
2. One or more reverse stock splits (aggregate ratio 1-for-5 to 1-for-250) and reduction of authorized common stock to [●] shares	☐	☐	☐
3. Ratify Barzily & Co. as independent auditor	☐	☐	☐
4. Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies	☐	☐	☐

Dated: ____________________, 2026

____________________________________

Signature

____________________________________

Signature (if held jointly)

Please sign exactly as your name appears. Joint owners should each sign. Fiduciaries should give full title.